Exhibit 99.1

WEX Board of Directors Authorizes New Share Repurchase Program

Program Authorizes up to $150 Million Worth of Company Stock To Be Repurchased

PORTLAND, Maine--(BUSINESS WIRE)--August 23, 2022--WEX (NYSE: WEX), the global commerce platform that simplifies the business of running a business, announced that its board of directors has today authorized a new share repurchase program under which up to $150 million worth of WEX’s common stock may be repurchased.

Immediately prior to authorizing the new plan, the board of directors terminated the previously authorized share repurchase plan, which WEX had substantially completed in August 2022. Under this program, in total, WEX repurchased 954,378 shares at an average price paid per share of $156.76.

Under the new program, repurchases may be made on a discretionary basis from time to time until August 23, 2026 through open market purchases, privately negotiated transactions, block trades or otherwise. The timing and amount of any transactions will be subject to the discretion of WEX based upon, among other things, market conditions and other opportunities that the Company may have for the use or investment of its cash balances. In addition, repurchases are subject to the availability of shares of stock for purchase, prevailing market conditions, the trading price of the Company’s stock and the Company's financial performance. The repurchase program does not obligate WEX to acquire any specific number of shares and may be modified, discontinued or suspended at any time. WEX intends that all instructions for the repurchase of shares under this program shall be in compliance with Rule 10b-18 and the covenants or provisions of any debt or other obligations then outstanding. Purchases may be executed through the use of Rule 10b5-1 trading plans or other techniques.

About WEX

WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding: the Company’s intention to engage in repurchases of its common stock; the conditions and methods under which such repurchases may occur; the amount and/or prices of any such repurchases; and, the time frame during which such repurchases may occur. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this news release, the words "may," "could," "anticipate," "plan," "continue," "project," "intend," "estimate," "believe," "expect," “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. There can be no guarantee that any expected benefits from the share repurchase program will be achieved in the expected time frame, or at all. In particular, our expectations regarding the share repurchase program could be affected by, among other things, the strength of the Company’s balance sheet, the availability of the Company’s stock for repurchase, any limitations imposed by the Company’s debt or other obligations then outstanding, and the Company’s strategy, business, financial position and operations, as well as other risks and uncertainties identified in Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022, and any similar disclosures made in subsequent reports filed with the SEC. The Company’s forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, or disposition. The forward-looking statements speak only as of the date of this release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts

News media:
WEX
Rob Gould, 207-329-1520
Robert.Gould@wexinc.com

Investor:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com